EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 333-32116, 333-46857, 33-54605, 33-54698, and 333-82686, of Concurrent Computer
Corporation on form S-8 of our report dated August 30, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 146) appearing in the annual report on Form 10-K of Concurrent Computer Corporation for the year ended June 30, 2004.




                                      /s/ Deloitte & Touche LLP


Atlanta, Georgia
September 7, 2004


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